                                                                    EXHIBIT 23.2




                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49679 of Budget Group, Inc. on Form S-4 of our reports dated April 12, 1996 appearing in Budget Group, Inc.'s Current Report on Form 8-K dated April 6, 1998 and appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

April 24, 1998